EXHIBIT 16(b)

                        CONSENT OF INDEPENDENT ACCOUNTANT



KANG, YU & JUN                                            Steven Y.C. Kang, CPA
An Accountancy Corporation                                     David H. Yu, CPA
Business Consultants
Member Firm of AICPA SECPS, PCPS, and CSCPA



September 7, 1999

We have read the disclosure made in this Form 8-K/A regarding our resignation as Registrant's Certifying Account as disclosed in Item 4 and are in agreement with the disclosures.

/s/      Kang, Yu & Jun
------------------------
         Kang, Yu & Jun

    18000 Studebaker Road, Suite 295, Cerritos, CA 90703 562-865-CPAS (2727)
                     FAX 562-865-2760 http://www.taxsav.com

                                                            [HART\8K:ACCT8KA]-2

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